UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

CLAIRE’S STORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-8899, 333-148108, 333-175171	59-0940416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 West Central Road

Hoffman Estates, Illinois 60192

(Address of principal executive offices, including zip code)

(847) 765-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On or about May 23, 2018, the Company and members of an ad hoc group of its first lien debt (collectively, the “Ad Hoc First Lien Holders”) entered into confidentiality agreements (collectively, the “Ad Hoc First Lien Group NDAs”). The Ad Hoc First Lien Group NDAs expired in accordance with their terms, on August 31, 2018.

Pursuant to the Ad Hoc First Lien Group NDAs, the Ad Hoc First Lien Holders were provided with confidential information regarding the Company and its business. As of this date, all material non-public information provided by the Company to the Ad Hoc First Lien Holders party to the Ad Hoc First Lien Group NDAs has been publicly disclosed through the Company’s public filings and disclosures with the United States Bankruptcy Court in Case No. 18-10584 (Bankr. D. Del.) under the caption In re Claire’s Stores, Inc.

Disclosure Information

In accordance with General Instruction B.2 of Form 8-K, the information being furnished under Item 7.01 pursuant to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire’s Stores, Inc.

Date: September 4, 2018	By:	/s/ Scott E. Huckins
Scott E. Huckins, Chief Financial Officer

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